Exhibit 10.12

AMENDMENT TO
PURCHASE ORDER FINANCING AGREEMENT

This AMENDMENT TO PURCHASE ORDER FINANCING AGREEMENT (this “Amendment”) is made and entered into as of November 17, 2017, by and between FULL SPECTRUM INC., a Delaware corporation (the “Debtor”), and ______________________, a _________________ (the “Secured Party”).

A.           The Debtor and the Secured Party are party to that certain Purchase Order Financing Agreement, dated as of February 18, 2014 (the “Agreement”);

B.           The Debtor has, among other things, requested the Secured Party to extend the date on which the Debtor is required to repay its outstanding obligations to the Secured Party under the Agreement, and the Secured Party has agreed to such changes; and

C.           The Debtor and the Secured Party have agreed, upon the following terms and conditions, to amend the Agreement to effect such changes.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

1.           Defined Terms and Effective Date.

Unless otherwise specified, the defined terms will have their meanings as provided in the Agreement. The modifications set forth in this Amendment shall be effective upon receipt by the Secured Party of the documentation set forth in Section 4 hereof.

2.           Acknowledgement of Obligations. The Debtor agrees and acknowledges that, as of the date of this Amendment, the Debtor is indebted to the Secured Party in the aggregate amount of $957,925 (the “New Loan Principal”), consisting of outstanding principal in the amount of $375,000 and accrued interest thereon of $582,925 .

3.           Amendment to Agreement.

3.01         Section 1.1 of the Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order to read as follows:

“New Loan Principal Due Date” as defined in Section 2.6.

3.02         Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.5 Interest Rate and Payment.

Effective November 18, 2017, the New Loan Principal shall bear interest at the rate of 10% per annum; provided, that, if an Event of Default has occurred and is continuing, then all obligations shall bear interest, after as well as before judgment, at the rate of 18% per annum. Accrued and unpaid interest shall be due and payable in arrears (i) on the last calendar day of each March, June, September and December, (ii) on each other date of any reduction of the outstanding principal amount of the New Loan Principal hereunder, and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Secured Party. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencing of any bankruptcy or insolvency proceeding.”

3.03         Section 2.6 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.6 New Loan Principal/Repayment.

Effective November 18, 2017, all accrued interest on the outstanding Advances shall be capitalized and converted to principal and, together with the aggregate outstanding principal amount of the Advances equals the New Loan Principal. The New Loan Principal shall be paid in full on the earlier of (i) December 31, 2018 (the “New Loan Principal Due Date”) and (ii) the date of acceleration pursuant to Article 7 ‘Events of Default’ hereof, together with any and all unpaid accrued interest, fees, charges, expenses and other sums then due and payable. The Debtor may prepay the New Loan Principal, in whole or in part, on any Business Day, without premium or penalty.”

4.           Effectiveness. The effectiveness of this Amendment is subject to receipt by the Secured Party of the following:

4.01         Amendment. This Amendment, duly executed and delivered by the Debtor and the Secured Party.

5.           Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party as follows:

(a)          Due Authorization. The Debtor is duly authorized to execute, deliver and perform this Amendment, and the Agreement, as amended by this Amendment, is the legal and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms subject to bankruptcy and similar laws and equitable principles.

(b)          Agreement. Unless otherwise disclosed to the Secured Party, all of the representations and warranties contained in Article 3 of the Agreement, with respect to the Debtor are true and correct in all material respects as of the date hereof (or the date specified in the applicable representation or warranty).

(c)          No Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or would result from entering into this Amendment, which constitutes or would constitute an Event of Default or a Default.

6.           Waiver. The Secured Party hereby waives any and all Defaults and Events of Default existing as of the date hereof.

7.           Miscellaneous.

(a)          No Further Amendments. Except as expressly amended herein, the terms of the Agreement shall remain in full force and effect.

(b)          Limitation on Agreements. The amendment set forth herein is limited precisely as written and shall not be deemed (a) to be a consent under or waiver of any other term or condition in the Agreement except as expressly provided herein; or (b) to prejudice any right or rights which the Secured Party now or may in the future under, or in connection with the Agreement, as amended hereby. From and after the effectiveness of this Amendment, all references in the Agreement to the Agreement shall be deemed to be references to the Agreement after giving effect to this Amendment.

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(c)          Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one (1) contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)          Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Amendment.

Remainder of Page Intentionally Left Blank.
Signature Page(s) to Follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Debtor:
Full Spectrum Inc.

By: ________________________________
Name: Stewart Kantor
Title: CEO

Secured Party:

By: ________________________________
Name:
Title:

Signature Page to

Amendment to Purchase Order Financing Agreement